Exhibit 99.1

Robotic Assistance Devices, LLC

Financial Statements

December 31, 2016 and June 30, 2017

Robotic Assistance Devices, LLC

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Director and Stockholder

Robotics Assistance Devices, LLC

Laguna Hills, California 92675

We have audited the accompanying balance sheet of Robotics Assistance Devices, LLC (the “Company”) as of December 31, 2016, and the related statements of operations, and cash flow for the period from inception on July 26, 2016 through December 31, 2016. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robotics Assistance Devices, LLC as of December 31, 2016, and the results of its operations and its cash flow for period from inception on July 26, 2016 through December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 31, 2017

Robotic Assistance Devices, LLC

Balance Sheets

As of June 30, 2017 and December 31, 2016

	June 30, 2017	December 31, 2016
	(unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$21,886	$49,596
Prepaid expenses and advances	232,500	20,000
Total current assets	254,386	69,596

Security deposit on lease	25,747	—
Total fixed assets - net	197,693	47,704

TOTAL ASSETS	$477,826	$117,300

LIABILITIES AND MEMBER’S DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$91,403	$42,355
Customer deposit	20,000	—
Loan payable - On the Move Systems Corp.	322,500	—
Vehicle loan - current portion	8,600	7,700
Shareholder loan	54,729	58,687
Total current liabilities	497,232	108,742

Accrued interest payable	20,100	—
Convertible notes payable	565,000	50,000
Vehicle loan	34,846	39,662
TOTAL LIABILITIES	1,117,178	198,404

Commitment	—	—

MEMBER’S DEFICIT

Deficit	(639,352)	(81,104)

TOTAL MEMBER’S DEFICIT	(639,352)	(81,104)

TOTAL LIABILITIES AND MEMBER’S DEFICIT	$477,826	$117,300

The accompanying notes are an integral part of these financial statements.

Robotic Assistance Devices, LLC

Statements of Operations

For the Six Months Ended June 30, 2017

and the Period from July 26, 2016 (Inception) through December 31, 2016

	Six Months Ended	July 26, 2016
	June 30, 2017	Inception to
	(unaudited)	December 31, 2016

REVENUES	$2,029	$—

OPERATING EXPENSES
General and administrative expenses	503,643	49,349
Research and development	1,873	30,572
Depreciation and Amortization	31,219	—
Total operating expense	536,735	79,921

Loss from operations	(534,706)	(79,921)

OTHER EXPENSE
Interest expense	(23,542)	(1,183)
Total other expense	(23,542)	(1,183)

NET LOSS	$(558,248)	$(81,104)

The accompanying notes are an integral part of these financial statements.

Robotic Assistance Devices, LLC

Statements of Member’s Deficit

For the Six Months Ended June 30, 2017

and the Period from July 26, 2016 (Inception) through December 31, 2016

	Six Months Ended	July 26, 2016
	June 30, 2017	Inception to
	(unaudited)	December 31, 2016

Member’s deficit opening balance	$(81,104)	$—

Net loss for the period	(558,248)	(81,104)

Member’s deficit - End of Period	$(639,352)	$(81,104)

Robotic Assistance Devices, LLC

Statements of Cash Flows

For the Six Months Ended June 30, 2017

and the Period from July 26, 2016 (Inception) through December 31, 2016

	Six Months Ended	July 26, 2016
	June 30, 2017	Inception to
	(unaudited)	December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(558,248)	$(81,104)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,219	—

Change in operating assets and liabilities
Prepaid expenses and advances	(212,500)	(20,000)
Security deposit on lease	(25,747)	0
Accounts payable and accrued liabilities	49,048	42,355
Accrued interest payable	20,100	—
Customer deposit	20,000	—
Net cash used in operating activities	(676,128)	(58,749)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(181,208)	—
Net cash used in investing activities	(181,208)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes payable	515,000	50,000
Proceeds from loan payable - On the Move Systems Corp.	322,500	—
Proceeds from loan payable - shareholder	221,400	60,807
Repayments of vehicle loan	(3,916)	(342)
Repayments of loan payable - shareholder	(225,358)	(2,120)
Net cash provided by financing activities	829,626	108,345

INCREASE (DECREASE) IN CASH	(27,710)	49,596

CASH, BEGINNING	49,596	—
CASH, ENDING	$21,886	$49,596

Supplemental disclosure of cash flow information

Cash paid during the period for:
Interest paid	$3,442	$1,183

Non cash financing transactions:
Vehicle purchased by loan	$—	$47,704

The accompanying notes are an integral part of these consolidated financial statements.

Robotic Assistance Devices, LLC

Notes to Financial Statements

June 30, 2017 and December 31, 2016

NOTE 1 – NATURE OF BUSINESS AND GOING CONCERN

Nature of Business Overview

Robotic Assistance Devices, LLC (the “Company”, “RAD”), was incorporated in the State of Nevada on July 26, 2016 as a LLC.

On July 25, 2017, Robotic Assistance Devices Corp. LLC converted to a C Corp , Robotic Assistance Devices, Inc through the issuance of its 10,000 authorized shares to its sole shareholder.

RAD rents artificial intelligence and robotic solutions for operational, security and monitoring needs. RAD also provides training on their systems. RAD is founded on the belief that next-generation robots can help organizations with patrolling and guard services at a drastically reduced cost. RAD robotic solutions are well-suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education and healthcare.

Going Concern

The Company also remains highly dependent upon funding from non-operational sources. The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred net losses of approximately $639,000 since inception, and has negative working capital of approximately $39,000 and $243,000 as of December 31, 2016 and June 30, 2017. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support The Company’s working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available the Company may be required to curtail or cease its operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s fiscal year end is December 31.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents – The Company maintains various cash balances in one financial institution located in San Juan Capistrano, California. These balances are fully insured by the Federal Deposit Insurance Corporation, which insures up to $250,000. On occasion, balances may temporarily exceed such coverage. The Company considers all highly liquid debt instruments, which could include commercial paper and certificates of deposits, with an original maturity of three months or less to be cash equivalents. Investments with maturities greater than three months and less than on year are classified as short term investments.

Prepaid Expenses and advances – Prepaid expenses and advances comprise the following:

	June 30, 2017	December 31, 2016
	(unaudited)

Prepaid robots	$231,500	$20,000
Employee advances	1,000	—

Total	$232,500	$20,000

Prepaid robots include deposits made on purchase of fixed assets to generate rental revenue.

Fixed Assets – Fixed assets are recorded at net book value, being original cost less accumulated depreciation and any write-downs for impairment. Depreciation of capital assets is recorded over the estimated useful lives of the assets as follows:

•  Robots:  Straight-line over 4 years

•  R&D Equipment:  Straight-line over 2 years

•  Automobile:  Straight-line over 3 years

•  Leasehold Improvements:  Straight-line over 5 years, the life of the lease

Fixed assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of capital assets may not be recoverable. The assets are impaired when the carrying value exceeds the sum of the undiscounted future cash flows expected from use and eventual disposal. If property and equipment is determined to be impaired, the impairment loss is measured at the excess of the carrying value over fair value. Assets to be disposed are classified as held for sale and are no longer depreciated. Assets held for sale are recognized at the lower of book value and fair value less cost of disposal.

Revenue Recognition – Revenue is recognized when persuasive evidence of an arrangement exists, goods are delivered for rental and/or services are rendered, sales price is determinable, and collection is reasonably assured.

Fair Value – ASC 820 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1:  Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:  Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3:  Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

Income Taxes – Income taxes are not provided in the financial statements as the Company is an LLC the income or loss flows through to the shareholder.

Related Party Transactions – The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

In accordance with ASC 850, the Company’s financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business, as well as transactions that are eliminated in the preparation of financial statements.

Research and Development – Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At December 31, 2016 and June 30, 2017, the Company had no deferred development costs.

Recently Issued Accounting Pronouncements – The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – CUSTOMER DEPOSITS

During the six months ended June 30, 2017 the Company received a $20,000 deposit (period inception July 26, 2016 to December 31, 2016 - $ nil) from a customer towards the rental of equipment which was delivered in July 2017.

NOTE 4 – FIXED ASSETS

			June 30, 2017	December 31, 2016
Fixed Assets		Accumulated	Net Book	Net Book
	Cost	Depreciation	Value	Value

Robots	$160,721	$20,090	$140,631	$—
Vehicle	47,704	7,156	40,548	47,704
R&D - Equipment	12,827	3,207	9,620	—
Leasehold Improvements	7,660	766	6,894	—

Total	$228,912	$31,219	$197,693	$47,704

During the six months ended June 30, 2017 the Company recorded $31,219 of depreciation expense (period inception July 26, 2016 to December 31, 2016 - $ nil).

NOTE 5 – SHAREHOLDER LOAN

The sole shareholder (owner) loaned the Company money to pay for Company expenses. The loans are non-interest bearing and unsecured, with no specific terms of repayment or collateral. During the six months ended June 30, 2017 and the period July 26, 2016 inception to December 31, 2016 the shareholder loaned the Company $221,400 and $60,807, respectively and the Company made repayments in the amounts of $225,358 and $2,120, respectively. The balance of the amounts owed to the shareholder at June 30, 2017 and December 31, 2016 was $54,729 and $58,687, respectively.

NOTE 6 – LOAN PAYABLE - ON THE MOVE SYSTEMS CORP.

During the six months ended June 30, 2017 On the Move Systems (see Note 9) made a series of loans to the Company maturing in August and September 2017. The loans are non-interest bearing and unsecured. The total balance of the amounts owed on the loan payable to On the Move Systems Corp. at June 30, 2017 and December 31, 2016 was $322,500 and nil, respectively. As of August 28, 2017 the Company is default of $222,500 of these notes. The Company expects to resolve payment on these notes after the merger transaction described in Note 9 has taken place.

NOTE 7 – CONVERTIBE DEBENTURES - NET

The Company has issued Convertible Debentures that bear interest at 8% per annum, payable in cash or shares, are unsecured and mature in four years. During the six month period ended June 30, 2017 the Company issued these Convertible Debentures with a face value of $415,000, and for the period July 26, 2016 inception to December 31, 2016 the Company issued these Convertible Debentures with a face value of $50,000 to investors which would be convertible into shares and warrants of the new acquired public entity with On the Move Systems Corp. after the transaction has taken place outlined in Note 9. (“Post-Merger”).

As the above mentioned transaction with On the Move Systems Corp has not yet closed as of June 30, 2017, the note is not readily convertible into common stock, thus not readily convertible into cash, and does not meet the net settlement criteria for derivative or beneficial conversion feature under ASC-815.

Each Debenture shall be convertible into Units (the “Units) of the Company (“Post-Merger”)at The Conversion Price (defined below) comprised of one share of common stock of the Company (“Shares”) and one half a warrant with a 3 year maturity (“Warrants”). Each warrant shall have and exercise price equal to 1.66 times the Conversion Price (defined below). Warrants are exercisable at the option of the Debenture holder at any time on or prior to Maturity.

For the Conversion Price, the debenture shall convert at a 35% discount to the 5 day average closing price immediately prior to the conversion date. The Debenture shall never convert at a conversion price higher than the Conversion Ceiling defined as follows:

$3,000,000 divided by the total number of common shares outstanding is equal to the Conversion Price.

In addition , the Company has issued other Convertible Debentures in March 2017 with a face value of $100,000 to an investor which would be convertible into shares of the Company Post-Merger. The Convertible Debentures bear interest at 10% per annum, payable in cash or shares, are unsecured and mature in three years.

For the Conversion Price, the debenture shall convert at a 40% discount to the 10 day average closing price immediately prior to the conversion date. The Debenture shall never convert at a conversion price higher than the Conversion Ceiling defined as follows:

$5,000,000 divided by the total number of common shares outstanding is equal to the Conversion Price.

During the six months ended June 30, 2017 and the period July 26, 2016 inception to December 31, 2016 the Company issued Convertible Debentures of $515,000 and $50,000, respectively. The balance of the amounts owed to the Convertible Debenture holders at June 30, 2017 and December 31, 2016 was $565,000 and $50,000, respectively.

During the six months ended June 30, 2017 and the period July 26, 2016 inception to December 31, 2016 the Company has accrued interest expense of $20,100 and nil, respectively.

NOTE 8 – VEHICLE LOAN

In December 2016, the Company entered into a vehicle loan secured by the vehicle for $47,704. The loan is repayable over 5 years maturing November 9, 2021 and repayable $ 1,019 per month including interest and principal. During the six months ended June 30, 2017 and Inception July 26, 2016 through December 31, 2016 the principal repayments were $3,916 and $342,respectively. The balance of the amounts owed on the vehicle loan at June 30, 2017 and December 31, 2016 was $43,446 and $47,362, respectively of which $8,600 and $7,700 is classified as current and $34,846 and 39,662 as long-term , respectively.

NOTE 9 – COMMITMENTS

Down Payment on Purchase

During the six months ended June 30, 2017 the Company has paid fifty percent down payment totaling $231,500 on fixed asset robot purchases and has committed to pay the remaining balance of fifty percent due totaling $231,500 upon taking delivery of robots from a supplier.

Operating Lease

The Company’s principal facility is located in Orange County, California. The lease agreement includes, escalating lease payments, renewal provisions and other provisions. The lease began in April 2017 and expires in March 2022. Security deposit of $25,747 is recorded as long term asset as of June 30, 217. The Company’s lease is accounted for as operating leases. Rent expense is recorded over the lease terms on a straight-line basis. Rent expense was $ 15,520 and nil for the six months ended June 30, 2017 and period inception July 26, 2016 to December 31, 2016, respectively.

The Company’s five year minimum payment is as follows:

At December 31, 2016 and June 30, 2017, future minimum payments are as follows:

At December 31, 2016	Vehicle Loan	Office Lease	Convertible note
12/31/2017	$7,700	$38,621	$—
12/31/2018	8,530	52,653	—
12/31/2019	9,443	54,233	—
12/31/2020	10,453	55,860	50,000
12/31/2021 and thereafter	11,236	72,025	—
Total	$47,362	$273,392	$50,000

At June 30, 2017	Vehicle Loan	Office Lease	Convertible note
6/30/2018	$8,600	$51,881	$—
6/30/2019	8,975	53,437	—
6/30/2020	9,935	55,040	—
6/30/2021	10,999	56,691	565,000
6/30/2022 and thereafter	4,937	43,468	—
Total	$43,446	$260,517	$565,000

NOTE 10 – SUBSEQUENT EVENTS

On July 25, 2017 the Company converted to a C Corp and changed its name to Robotic Assistance Devices Inc. through the issuance of 10,000 no par shares to its sole shareholder.

Effective August 28, 2017, On the Move Systems Corp completed the acquisition of 100% of the equity of Robotic Assistance Devices Inc. in a transaction that has been accounted for as a recapitalization of Robotic Assistance Devices Inc.

On the Move Systems Corp issued 3,350,000 shares of Series E Preferred Stock and 2,450 shares of Series F Preferred Stock to the sole shareholder of Robotic Assistance Devices in exchange for all of the Company’s issued and outstanding 10,000 shares.